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                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS,
                                                                EXCEPT INCOME
                                                                 PER SHARE)
Income before extraordinary item.............................. $89,916  $75,984
                                                               -------  -------
Extraordinary item--Loss on early extinguishment of debt net
 of income taxes..............................................  (3,995)     --
                                                               -------  -------
Net income.................................................... $85,921  $75,984
                                                               =======  =======
BASIC EARNINGS PER SHARE:
Weighted average number of shares outstanding.................  38,611   36,063
                                                               -------  -------
Basic income per share before extraordinary item.............. $  2.33  $  2.11
Extraordinary item--Loss on early extinguishment of debt net
 of income taxes..............................................   (0.10)     --
                                                               -------  -------
Basic net income per share.................................... $  2.23  $  2.11
                                                               =======  =======
DILUTED EARNINGS PER SHARE:
Weighted average number of shares outstanding.................  38,611   36,063
Net effect of dilutive stock options--Based on treasury stock
 method using end of period market price......................   2,244    2,912
                                                               -------  -------
    Total average shares......................................  40,855   38,975
                                                               =======  =======
Basic income per share before extraordinary item.............. $  2.20  $  1.95
Extraordinary item--Loss on early extinguishment of debt net
 of income taxes..............................................   (0.10)     --
                                                               -------  -------
Diluted net income per share.................................. $  2.10  $  1.95
                                                               =======  =======
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